JNL Series Trust 485BPOS

Ex. 99.28(h)(7)(xv)

Amendment to

Management Fee Waiver Agreement

Between JNL Series Trust and

Jackson National Asset Management, LLC

This Amendment is made by and between JNL Series Trust (the “Trust”), on behalf of the funds listed on Schedule A (each a “Fund” and collectively, the “Funds”), and Jackson National Asset Management, LLC (the “Adviser”).

Whereas, the Trust and the Adviser (the “Parties”) entered into a Management Fee Waiver Agreement dated May 1, 2010, as amended (the “Agreement”), whereby the Adviser agreed to waive, for each Fund listed on Schedule A, a portion of its advisory fee, for the period a Fund either (i) operates as a master fund; or (ii) operates as a feeder fund that invests all its assets in its corresponding master fund, in the amounts listed on Schedule A, as it may be amended and approved by the Board of Trustees of the Trust (the “Board”), from time to time.

Whereas, the Board has approved, and the Parties have agreed, to amend the Agreement to remove: i) the JNL/American Funds® Capital World Bond Fund of the Trust, which merged into the JNL/Neuberger Berman Strategic Income Fund of the Trust; (ii) the JNL/American Funds® Global Small Capitalization Fund, which converted to the JNL Multi-Manager Global Small Cap Fund; and iii) each Fund’s respective fee waiver, effective April 27, 2026.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced, in its entirety, with Schedule A dated April 27, 2026, attached hereto.

2)	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3)	Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

4)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective as of April 27, 2026.

JNL Series Trust		Jackson National Asset Management, LLC
By:	/s/ Kristen K. Leeman	By:	/s/ Emily J. Bennett
Name:	Kristen K. Leeman	Name:	Emily J. Bennett
Title:	Assistant Secretary	Title:	VP and Deputy General Counsel

Schedule A

Dated April 27, 2026

Fund	Fee Waiver [1]
Master Funds
JNL Bond Index Fund	0.13%
JNL Emerging Markets Index Fund	0.055%
JNL International Index Fund	0.105%
JNL Mid Cap Index Fund	0.12%
JNL Small Cap Index Fund	0.12%
Feeder Funds
JNL/American® Funds Balanced Fund	0.30%
JNL/American® Funds Bond Fund of America Fund	0.20%
JNL/American Funds® Capital Income Builder Fund	0.25%
JNL/American Funds® Global Growth Fund	0.40%
JNL/American Funds® Growth-Income Fund	0.30%
JNL/American Funds® Growth Fund	0.43%
JNL/American Funds® International Fund	0.50%
JNL/American Funds® New World Fund	0.65%
JNL/American Funds® Washington Mutual Investors Fund	0.30%
JNL/Mellon Bond Index Fund	0.07% (as long as the fund remains a feeder fund)
JNL/Mellon Emerging Markets Index Fund	0.145% (as long as the fund remains a feeder fund)
JNL/Mellon International Index Fund	0.095% (as long as the fund remains a feeder fund)
JNL/Mellon S&P 400 MidCap Index Fund	0.08% (as long as the fund remains a feeder fund)
JNL/Mellon Small Cap Index Fund	0.08% (as long as the fund remains a feeder fund)

[1]	These waivers shall have an initial term expiring one year from the date of this Agreement for each Fund (the “Initial Term”). The Adviser may extend this Agreement for each Fund before the expiration of the Initial Term, which extension shall automatically be effective for a term ending on the last business day of the 12th month of that Initial Term.

After the expiration of the first term of any of the waivers set forth herein, this Agreement shall automatically renew upon the end of the then current term for a new one-year term with respect to each Fund unless the Adviser provides written notice of the termination of this Agreement to the Board of Trustees within 30 days prior to the end of the then current term for that Fund.

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